SUBSCRIPTION AGREEMENT

                                    AND

                    PROSPECTIVE PURCHASER QUESTIONNAIRE

                        CALLINGCARD INDUSTRIES, INC.



SUBSCRIPTION AGREEMENT

TO: CALLINGCARD INDUSTRIES, INC., "The Company", Seller


All investors are subject to the provisions of the subscription agreement and completion of the prospectus purchaser questionnaire which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated" investor indicators. The purchaser must complete a prospectus purchaser questionnaire and must comply with the minimum income and net worth provisions to be a "qualified" investor.

1. The undersigned hereby subscribes for the purchase of common shares of stock, @$1.00 per share, of Callingcard industries, Inc. (the
"Company") in accordance with the terms and conditions of this Agreement.

2. This subscription is one of a limited number of such subscriptions for common shares of stock of the Company. The execution of this Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified below. The Seller, Callingcard industries, Inc., shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer. If such offer is accepted, Callingcard industries, Inc. will return an executed copy of this Agreement to the undersigned, along with a valid share certificate from the Company's transfer agent, National Stock Transfer, Inc., 1512 South 1100 East, Salt Lake City, Utah 84105. If this subscription is rejected or if the offering is not consummated for any reason, the undersigned's subscription payment will be returned, uncashed, as soon as practicable following termination of the offering or the date of rejection, as applicable. It is understood that this subscription is not binding on Callingcard industries, Inc. unless and until it is accepted by Callingcard industries, Inc., as evidenced by its execution of this Subscription Agreement where indicated below.

3. The undersigned hereby makes the following representations and warranties:

     a. The undersigned has been furnished with and has carefully reviewed the prospectus and documents attached thereto.

     b. All information provided to the Callingcard industries, Inc., including that in the Prospective Purchaser Questionnaire, is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21) years of age and sufficient legal capacity to execute this Agreement.

     d. The undersigned is a qualified investor as that term is defined above.

     e. The undersigned has analyzed and reviewed the information contained in the Company Prospectus contained in the SB-2 Registration Statement and has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.

     f. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to become excessive.

     g. The undersigned understands that the common shares of stock have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the completion of an SB-2 Registration Statement, but not with any state.

     h. The undersigned is acquiring the common shares of stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     i. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

          (i) It is duly organized, validly existing, and in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein.

          (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or any law or regulation applicable to it.

          (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

          (iv) This Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to Callingcard industries, Inc., and shall survive such delivery period.

4. Miscellaneous

     a. This Agreement, any amendments or replacements hereof, and the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Nevada applicable to contracts, transactions and obligations entered into and to be performed in such State.

     b. This Agreement contains the entire agreement between the parties. The provisions of this Agreement may not be modified or waived except in writing.

     c. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assignes of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Agreement without the prior written consent of the Callingcard industries, Inc., and any attempted assignment without such consent shall be void and without effect.

     d. It is understood that this Subscription is offered on a subject top prior sale basis and is not binding on Callingcard industries, Inc. until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated.


5. Subscription. The undersigned hereby subscribes for the purchase of common shares of stock of Callingcard industries, Inc. and encloses payment in the amount of $ ($1.00 per share) payable Callingcard industries, Inc., Special Account"

                              TYPE OF OWNERSHIP

                                   Individual
                              ----

                                   Joint Tenants with Right of Survivorship
                              ----

                                   Tenants in Common
                              ----


                                   Community Property
                              ----


                                   Other
                              ----

Executed this       day of          , 2002, at
              -----        ---------           ---------------------------

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--------------------------------------------------
Print Name


--------------------------------------------------
Signature of Investor


--------------------------------------------------
Social Security or other identification number

If the Investor has indicated that the shares will be held as joint tenants, tenants in common or as community property, please complete the following:


--------------------------------------------------
Print Name of Spouse or Other Investor


--------------------------------------------------
Signature of Spouse or Other Investor


--------------------------------------------------
Social Security or other identification number
If the Investor is a partnership, corporation or trust, complete the following:




--------------------------------------------------
Name of Partnership, Corporation or Trust
                                                       (affix seal, if any)


By:
    ----------------------------------------------


--------------------------------------------------
Print Name of Individual Signing



--------------------------------------------------
Capacity of Individual Signing




Accepted:


Callingcard industries, Inc.


By:
    ---------------------------------------------



Title:
       ------------------------------------------



-------------------------------------------------
Date of Acceptance




                    PROSPECTIVE PURCHASER QUESTIONNAIRE

TO: CALLINGCARD INDUSTRIES, INC.


To Whom It May Concern:

The information contained herein is being furnished to you in order for you to determine whether the undersigned may purchase common shares of stock of Callingcard industries, Inc., pursuant to an SB-2 Registration Statement, from the Company. The undersigned herein states that he (she) is a qualified investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the proposed investment.

The undersigned further represents that (i) the information contained herein is complete and accurate and may be relied upon by you and (ii) the undersigned will notify you immediately of any material change in any of such information occurring prior to the purchase of the subject common shares of stock.

The undersigned understands and agrees that this questionnaire will be kept strictly confidential.

In accordance with the foregoing, the following representations and information are hereby made and furnished by:




--------------------------------------------------
Print Name of Prospective Purchaser

--------------------------------------------------
Signature of Prospective Purchaser









INSTRUCTIONS: Please answer all questions. If the answer to any questions is "None" or "Not Applicable," please so state.


 1 Full Name
             --------------------------------------------------

    Social Security Number
                            -----------------------------------

    Age
         -------------

    Occupation
               --------------------------------------------------
    Citizenship                      Number of Dependents
                --------------------                      --------

 Residential Address:

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------



       Please indicate your preferred mailing address:

       (  ) Residential (  ) Business

2. Was your income (from all sources) for each of the two latest complete calendar years more than (check one):

         $ 30,000          $ 50,000          $100,000            $150,000
   ------            ------            ------              ------
         $200,000          $250,000          $300,000            $350,000
   ------            ------            ------              ------

     (a) What percentage of your income as shown above was derived from sources other than salary?

                           %
     -----------------------
     (b)  Approximately  what  percentage of your income as shown above
remained   after payment of Federal,  state and local taxes, and after
payment of    all ordinary and necessary living expenses?

                           %
     -----------------------
    (c) Does the above income represent your joint income with your spouse?

          Yes            No
              ---------     ---------

3. Is your income from all sources anticipated for the current tax year in excess of (check one):

         $ 30,000          $ 50,000          $100,000            $150,000
   ------            ------            ------              ------
         $200,000          $250,000          $300,000            $350,000
   ------            ------            ------              ------
     (a) Does the above income represent your joint income with your spouse?

          Yes            No
              ---------     ---------

4. Is your net worth as of the date hereof in excess of (check one):


         $ 30,000          $ 50,000          $100,000            $150,000
   ------            ------            ------              ------
         $200,000          $250,000          $300,000            $350,000
   ------            ------            ------              ------

     (a)  What  percentage  of your  net  worth as shown  above is
invested  in    restricted  securities or
            investments in marketable securities (stock. bonds, debentures, or notes)?

        Restrictive securities                  %
                                     -----------------
        Marketable securities                   %
                                     -----------------
                                                %
                                =================


     (b) Do these net worth representations include your spouse's assets and liabilities?

          Yes            No
              ---------     ---------

     (c)  What  percentage  of your net worth as shown above  constitutes
home,  furnishings, and automobiles?            %
                                     ------------

     (d)  What  percentage of your net worth as shown above  constitutes
liquid  assets (cash or assets readily convertible to cash)?          %
                                                            -----------

5.   For investors other than natural persons:

     (a)  Type of entity.  Corporation       Trust
                                       -----       -----
               Partnership       Other (specify)
                      -----                 -----

     (b)  Date or organization:
                                    ------------------
     (c) Number of equity owners (stockholders, partners, beneficiaries, etc.):

     (d) Was the entity formed for the primary purpose of investing in direct participation programs or other passive investments?

          Yes            No
              ---------     ---------

6. Please supply the following information with respect to the bank (or banks) at which you maintain a regular checking account:

    Name of Bank:
                  -------------------------------------
    Address:
                  -------------------------------------
    Telephone:
                  -------------------------------------
    Contact:
                  -------------------------------------
7. (a) Are you aware that the securities proposed may require your capital investment be maintained for an indefinite period of time?

       Yes            No
           ---------     ---------

     (b) Do you have any investments or contingent liabilities which you can reasonably anticipate
            could   cause  the  need  for  sudden   cash  requirements in
excess of cash readily available to you'.'

          Yes            No
              ---------     ---------

          If "Yes," please explain.

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8.   Please list your business or professional  educational  background
(schools attended and degrees obtained):

     Schools                                             Degree
                           Dates Attended

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9.   Please  list any  professional  licenses  or  registrations  including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker-dealer registrations, held by you:


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10.  Please list your principal  employment and business  activities during the last five years, as well as any relevant financial experience.

     Employer                                        Position/Title
                       Employment Dates

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11.  Please describe your experience as an investor, including amounts
invested,   in securities, particularly investments in development stage company's securities.

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12.  Have you participated in other development stage company's securities?

     Yes            No
         ---------     ---------

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

      i. I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase.

      ii. I, am a "qualified investor" as that term is defined above and have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investments; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment



    IN WITNESS WHEREOF, I have executed this Prospective Purchaser

Questionnaire  this         day of
                    -------        -----------------



----------------------                               ----------------------
Prospective Purchaser                                 Prospective Purchaser
Signature                                                         Signature



----------------------                               ----------------------
Print Name                                                       Print Name

Sworn to me this       day of            , 200
                 -----        -----------     ---


----------------------------------
Notary Public


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My commission expires:                            (Notarial Seal)